Coinmach Service Corp. Announces Fiscal Second Quarter 2007
Financial Results

PLAINVIEW, N.Y., November 3, 2006 — Coinmach Service Corp. (the “Company”) (Amex: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its quarterly financial results for the quarter ended September 30, 2006.

“I am pleased to announce our second quarter results for Coinmach Service Corp.’s 2007 fiscal year. This quarter, our revenue improved by approximately 3% and our EBITDA improved by approximately 4% over the corresponding prior year period. Our Net Cash Flow before IDS distributions and common stock dividends improved this quarter by approximately 47% over the same quarter last year. Additionally, our Net Cash Flow available to pay future IDS distributions and common stock dividends improved by $2.3 million over the prior year demonstrating our ability to fund dividends”, said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer.

Mr. Kerrigan continued, “Several factors have contributed to our continuous overall improvement in our financial results. In the route operations, same store sales continue to improve due to ongoing occupancy rate improvements coupled with our pricing strategies implemented throughout the Company’s diverse operating regions.  Additionally, the acquisition of American Sales, Inc. (“ASI”) in April 2006 is contributing to the improved financial performance which we anticipate will continue with increased focus on our efforts in the college and university markets. Appliance Warehouse, our rental equipment division, continues to grow, generating record quarterly revenues and EBITDA.  Finally, we have improved the financial performance of our distribution business, Super Laundry. The restructuring efforts that we implemented at Super Laundry this past year are mostly complete. These efforts have resulted in the recent financial improvements.”

“Given the Company’s financial performance for the six months ended September 30, 2006, we are optimistic the second half of the 2007 fiscal year will continue to build upon the financial improvements reported to date.  Those efforts will include continued emphasis on our pricing strategies, the integration and expansion of ASI throughout our route operations, and the continued improvement in same store sales.  We are also working diligently on the launch of our new consolidated service and dispatch center in Dallas, Texas.  While we have slowed down the implementation somewhat, we expect to realize the anticipated benefits of this exciting initiative in the 2008 fiscal year.  Finally, we expect to expand Appliance Warehouse later this year into two new operating regions which should enhance growth in revenues and cash flow at our rental operations.”

As of September 30, 2006, the Company had outstanding (i) approximately 13.0 million IDS units, each unit representing one share of the Company’s Class A common stock and an 11% senior secured note due 2024 with a principal amount of $6.14, and (ii) approximately 29.1 million shares of Class A common stock, of which approximately 16.1 million shares were held separate and apart from our IDSs.

The Company’s board of directors has approved a dividend on shares of our Class A common stock of approximately $0.206 per share of Class A common stock payable on December 1, 2006 to holders of record on November 27, 2006. The Company will also make cash payments aggregating $0.375 per IDS to the holders of record on November 27, 2006, which will consist of a dividend of approximately $0.206 per share on the underlying Class A common stock and an interest payment of approximately $0.169 on the underlying 11% senior secured note.

The Class A common stock dividend represents the Company’s eighth consecutive quarterly dividend payment, consistent with the Company’s dividend policy.

Results for the Quarter and Six Months Ended September 30, 2006 and 2005

Net Cash Flow before IDS distributions and dividends was $10.9 million for the quarter ended September 30, 2006 as compared to $7.4 million for the quarter ended September 30, 2005. Net Cash Flow before IDS distributions and dividends was $24.0 million for the six months ended September 30, 2006 as compared to $18.4 million for the six months ended September 30, 2005.

The following table reflects the computation of Net Cash Flow* (in millions):

	Quarter ended September 30,		Six Months ended September 30,
	2006	2005 (2)	2006	2005 (2)
Consolidated EBITDA*:	$40.4	$38.8	$82.3	$79.2
Less:
Interest Expense from Third party notes and other	11.6	12.1	22.8	24.2
Capital Expenditures (1)	16.9	18.3	33.3	34.1
Capital Expenditures relating to technology upgrades	1.0	1.0	2.2	2.5

Net Cash Flow before IDS distributions and dividends	10.9	7.4	24.0	18.4

IDS interest distributions	2.3	3.2	4.6	6.4
Dividends-Class A Common Stock	6.0	3.9	12.0	7.8

Net Cash Flow	$2.6	$0.3	$7.4	$4.2

*Consolidated EBITDA for the 2007 period excludes transaction costs related to the Company’s purchase of a portion of its 11% senior secured notes in April 2006. For information regarding the Company’s use of Net Cash Flow and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.
(2) The periods ended September 30, 2005 and September 30, 2006 are not comparable due to the timing of the Class A offering and the tender offer which occurred in the fourth quarter of the 2006 Fiscal Year.

The following discussion of operating results focuses on revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

	Quarter ended September 30,		Six Months ended September 30,
	2006	2005	2006	2005
Revenue:

Route business	$119.9	$116.7	$243.9	$236.5
Rental business	9.7	8.9	19.3	17.5
Distribution business	6.7	6.7	12.4	12.1

Total	136.3	132.3	275.6	266.1

EBITDA:

Route business	$38.6	$38.1	$79.1	$77.5
Rental business	4.3	3.7	8.4	7.2
Distribution business	0.6	0.4	0.9	0.4
Corporate	(3.1)	(3.4)	(6.1)	(5.9)

Total	40.4	38.8	82.3(1)	79.2

Capital Expenditures: (2)

Route business	$15.7	$15.7	$31.6	$30.4
Rental business	1.2	2.5	1.7	3.5
Distribution business	—	0.1	—	0.2
Corporate (3)	1.0	1.0	2.2	2.5

Total	17.9	19.3	35.5	36.6

(1) Excludes transaction costs relating to the repurchase in April 2006 of approximately $5.6 million principal amount of the Company’s 11% senior secured notes.

(2) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(3) Includes expenditures for technology upgrades related primarily to the ongoing consolidated service and dispatch center, along with other field service management and collection systems for the periods presented.

“As of September 30, 2006, we have returned in excess of $58 million of interest and dividends to our investors since the IPO in November 2004. Improvements in cash flow have enabled us to also invest in technology, acquire ASI and continue to reduce indebtedness.  After the payments for dividends and investment in technology upgrades, our liquidity remains strong. At September 30, 2006, we had a cash balance in excess of $35 million, along with availability under our revolver of approximately $68 million.  As such, we continue to be pleased with our financial performance, balancing consistent cash returns to our stakeholders with reinvestments in our business through technology upgrades and targeted acquisitions”, stated Mr. Stephen Kerrigan.

Mr. Kerrigan continued, “For the quarter ended September 30, 2006, we are reporting an increase in our consolidated revenue of $4.0 million with improved EBITDA of $1.6 million and improved cash flow of $3.0 million. For the six months ended September 30, 2006, we are reporting an increase in our consolidated revenue of $9.5 million with improved EBITDA of $3.1 million and improved cash flow of $4.2 million. Our route business remained steady, reporting increased revenue of $3.2 million with $0.5 million of improved EBITDA and cash flow for the quarter over quarter period ended September 30, 2006 and 2005, respectively, while for the six month period, reporting increased revenue of $7.4 million with $1.6 million of improved EBITDA and $0.4 million of improved cash flow as compared to the same period in the prior year. The rental business, Appliance Warehouse, generated growth in revenue of approximately 9% for the quarter and 10% for the six months, while EBITDA grew by approximately 16% for the quarter and 17% for the six months as compared to the same quarter last year. The distribution business, Super Laundry, has improved its financial performance, reflecting our efforts to restructure its operations to improve EBITDA and resulting cash flow. Corporate expenses decreased by approximately $0.3 million quarter over quarter as a result of the timing of additional expenses associated with being a public company. In addition, our results have been affected by costs associated with the continued procedures required by Sarbanes Oxley. Excluding expenditures related to acquisitions and the technology upgrades, capital expenditures decreased by approximately $1.4 million this quarter as compared to the same quarter last year.”

Earnings Conference Call

The Company has scheduled a conference call for Monday November 6, at 10:00 a.m. Eastern Standard Time to discuss its fiscal second quarter 2007 financial results. Hosting the call will be Stephen R. Kerrigan, the Company’s Chairman and Chief Executive Officer, and Robert M. Doyle, the Company’s Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page, www.coinmachservicecorp.com, or by dialing 1-800-819-9193 (1-913-981-4911) for international callers) and using the pass code 7154655 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 7 days on the Company’s Investor Relations page or by dialing 1-888-203-1112 (1-719-457-0820) for international callers) and using the pass code 7154655.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow is defined as consolidated EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended September 30,		Six Months ended September 30,
	2006	2005	2006	2005
Revenues	$136,310	$132,320	$275,595	$266,150

Operating, general and administrative expense	95,905	93,164	193,338	186,602
Depreciation and amortization	18,389	18,929	37,013	37,861
Amortization of advance location payments	4,901	5,038	9,801	9,173
Amortization of intangibles	3,560	3,485	7,120	6,970
Other items, net	—	310	—	310

	122,755	120,926	247,272	240,916
Operating income	13,555	11,394	28,323	25,234

Interest expense	13,931	15,315	27,361	30,646
Transaction costs	—	—	845	—

(Loss) income before income taxes	(376)	(3,921)	117	(5,412)
Provision (benefit) for income taxes	25	(1,633)	326	(2,149)

Net loss	$(401)	$(2,288)	$(209)	$(3,263)

COINMACH SERVICE CORP.
RECONCILIATION OF NET LOSS TO EBITDA
(in thousands)

	Quarter ended September 30,		Six Months ended September 30,
	2006	2005	2006	2005
Net loss	$(401)	$(2,288)	$(209)	$(3,263)
Depreciation and amortization	26,850	27,452	53,934	54,004
Provision (benefit) for income taxes	25	(1,633)	326	(2,149)
Interest expense	13,931	15,315	27,361	30,646

EBITDA (1)	40,405	38,846	81,412	79,238
Add back transaction costs:	—	—	845	—

EBITDA (excluding transaction costs)	$40,405	$38,846	$82,257	$79,238

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended September 30,		Six Months ended September 30,
	2006	2005	2006	2005
Cash flow provided by operating activities	$28,820	$18,488	$59,408	$52,008
Provision (benefit) for income taxes	25	(1,633)	326	(2,149)
Interest expense	13,931	15,315	27,361	30,646
Loss on redemption of 11% senior notes	—	—	(831)	—
Gain (loss) on sale of equipment	106	(139)	183	(27)
Stock based compensation	(38)	—	(76)	(12)
Deferred income taxes	189	1,633	56	2,149
Amortization of deferred issue costs	(196)	(532)	(396)	(1,063)
Changes in assets and liabilities,
net of effects of business combination	(2,432)	5,714	(4,619)	(2,314)

EBITDA (1)	40,405	38,846	81,412	79,238
Add back transaction costs:	—	—	845	—

EBITDA (excluding transaction costs)	$40,405	$38,846	$82,257	$79,238

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Six months ended
	September 30,
	2006	2005
OPERATING ACTIVITIES:
Net loss	$(209)	$(3,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,013	37,861
Amortization of advance location payments	9,801	9,173
Amortization of intangibles	7,120	6,970
Deferred income taxes	(56)	(2,149)
Amortization of deferred issue costs	396	1,063
Write-off of deferred issue costs	414	—
Premium on redemption of 11% senior secured notes due 2024	417	—
(Gain) loss on sale of equipment	(183)	27
Stock based compensation	76	12
Change in operating assets and liabilities	4,619	2,314

Net cash provided by operating activities	59,408	52,008

INVESTING ACTIVITIES:
Additions to property, equipment and leasehold improvements	(29,855)	(29,944)
Advance location payments to location owners	(6,361)	(7,130)
Acquisition of net assets related to acquisition of businesses	(17,136)	(1,210)
Proceeds from sale of property and equipment	710	498

Net cash used in investing activities	(52,642)	(37,786)

FINANCING ACTIVITIES:
Repayments under credit facility	(1,150)	(11,223)
Redemption of 11% senior secured notes due 2024	(5,649)	—
Payment of premium on 11% senior secured notes due 2024	(417)	—
Principal payments on capitalized lease obligations	(1,898)	(2,660)
Debt issuance costs	(9)	—
Cash dividends paid	(24,503)	(7,797)
Repayments to bank and other borrowings	(129)	(121)

Net cash used in financing activities	(33,755)	(21,801)

DECREASE IN CASH AND CASH EQUIVALENTS	(26,989)	(7,579)

CASH AND CASH EQUIVALENTS:
Beginning of period	62,008	57,271

End of period	$35,019	$49,692

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	September 30,	March 31,
	2006	2006
ASSETS:
Current assets:
Cash and cash equivalents	$35,019	$62,008
Receivables, net	7,250	5,635
Inventories	13,299	11,458
Prepaid expenses	4,406	4,375
Interest rate swap asset	779	2,615
Other current assets	2,229	1,796

Total current assets	62,982	87,887

Advance location payments	65,014	67,242
Property, equipment and leasehold improvements, net	250,069	252,398
Contract rights, net	301,540	296,912
Goodwill	208,109	206,196
Other assets	10,379	11,531

TOTAL ASSETS	$898,093	$922,166

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$38,155	$32,656
Accrued rental payments	33,003	33,044
Accrued interest	6,788	3,563
Current portion of long-term debt	4,296	11,151

Total current liabilities	82,242	80,414

Deferred income taxes	49,297	49,984
Long-term debt, less current portion	653,737	653,102

Total liabilities	785,276	783,500

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; 29,113,641 shares issued and outstanding	291	291
Class B common stock, par value $0.01, authorized 100,000,000 shares; 23,374,450 shares issued and outstanding	234	234
Additional paid-in capital	389,682	389,616
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income, net of tax	344	1,547
Accumulated deficit	(269,746)	(245,034)

Total stockholders’ equity	112,817	138,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$898,093	$922,166

Contact:

Coinmach Service Corp.
Robert M. Doyle, 516-349-8555

Source: Coinmach Service Corp.